Exhibit 99.1

W6316 Design Drive, Greenville, WI 54942 P.O. Box 1579, Appleton, WI 54912-1579

FOR IMMEDIATE RELEASE

FRIDAY, NOVEMBER 17, 2006
Contact:

David J. Vander Zanden

David G. Gomach

President / CEO

EVP / CFO

1-1-5602

920-882-5854

Julie A. Piton

VP Finance & Investor Relations

920-882-5606

SCHOOL SPECIALTY PRICES CONVERTIBLE SUBORDINATED DEBENTURES

Greenville, WI, November 17, 2006 – School Specialty, Inc. (NASDAQ: SCHS) announced today the pricing of $175 million principal amount of its Convertible Subordinated Debentures due 2026 to be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). As part of the transaction, School Specialty granted the initial purchaser an option to purchase up to an additional $25 million principal amount of the debentures to cover over-allotments, if any.  Subject to customary conditions, the offering is expected to close on November 22, 2006.

The debentures will be unsecured, subordinated obligations of the company, will pay interest at 3.75%  per annum on each May 30th and November 30th, and will be convertible into a combination of cash and shares of School Specialty common stock upon satisfaction of certain conditions. School Specialty will also pay contingent interest in certain six-month periods commencing November 30, 2011 if the average trading price of the debentures reaches certain levels.  The initial conversion rate will be 19.4574 shares per $1,000 principal amount of debentures, which represents an initial conversion price of approximately $51.39 per share.  The debentures will be redeemable at School Specialty’s option on or after November 30, 2011.  On November 30, 2011, 2016 and 2021 and upon the occurrence of certain circumstances, holders will have the right to require School Specialty to repurchase all or some of their debentures.

School Specialty intends to repurchase, concurrently with the closing of the offering, up to $40 million of its common stock under its recently updated share repurchase program. The $40 million includes the remaining capacity under the June 2006 buyback authorization.  The company intends to apply the remaining net proceeds toward the retirement of a portion of its existing bank debt.

The convertible notes and the shares of common stock issuable upon conversion will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This announcement does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs, and services to help educators engage and inspire students of all ages and abilities.

Through leading brands, School Specialty designs, develops, and provides PreK-12 educators with the latest and very best curriculum, supplemental learning resources, and classroom basics.

Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors, and school administrators ensure that every student reaches his or her full potential.

Cautionary Statement Concerning Forward-Looking Information

Any statements made in this press release about intentions, expectations, plans or prospects relating to the offering of the debentures constitute forward-looking statements. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets,” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A. of School Specialty’s Annual Report on Form 10-K for the fiscal year ended April 29, 2006, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

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